                                                                   EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

Matthew G. Bevin, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of Veracity Funds (the "Registrant"), each certify to the best of his knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended February 28, 2005 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                   CHIEF FINANCIAL OFFICER

Veracity Funds                            Veracity Funds


/s/ Matthew G. Bevin                      /s/ Mark J. Seger
-------------------------------           -----------------------------
Matthew G. Bevin, President               Mark J. Seger, Treasurer

Date:  April 12, 2005                     Date:  April 12, 2005



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO VERACITY FUNDS AND WILL BE
RETAINED BY VERACITY FUNDS AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.